Exhibit 3.1

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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NEXITY FINANCIAL CORPORATION

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      Nexity Financial  Corporation was originally  incorporated as "GIBC, Inc."
The original certificate of incorporation was filed with the Secretary of State of Delaware on March 12, 1999. This Restated Certificate of Incorporation was duly adopted by the Board of Directors on May 12, 1999, and approved by the stockholders on May 12, 1999 in accordance with ss..245 and ss..242 of the General Corporation Law of Delaware and restates, integrates and further amends the provisions of the corporation's certificate of incorporation as heretofore amended and restated.

                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

      The name of the corporation (herein the "Corporation") is:

                       NEXITY FINANCIAL CORPORATION, INC.

                                   ARTICLE II
                                   ----------

                           Registered Office and Agent
                           ---------------------------

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. Its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

                               Objects and Powers
                               ------------------

      The nature of the Corporation's business, and its objects, purposes and powers are as follows:

      3.01 To engage in the business of a savings and loan holding company or bank holding company and any and all related activities;

      3.02 To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness, or obligations of the Corporation and while the owner thereof to exercise all rights, powers, and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

      3.03 To transact any business, to engage in any lawful act or activity, and to exercise all powers permitted to corporations by the General Corporation Law of Delaware.

The enumeration herein of the objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which the Corporation is empowered to exercise, whether expressly by purpose, or by any of the laws of the State of Delaware or any reasonable construction of such laws.

                                   ARTICLE IV
                                   ----------

                                  Capital Stock
                                  -------------

      4.01 The total number of shares of all classes of stock ("Shares"), which the corporation shall have authority to issue is 55,000,000 shares, of which 5,000,000 shares of the par value of $0.01 per share are to be Preferred Stock and 50,000,000 shares of the par value of $0.01 per share are to be Common Stock.

      4.02 (1) The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors as hereinafter provided. The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and state, to the extent not fixed by the provisions hereinafter set forth, the designations, powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but, unless otherwise stated below, without limiting the generality of the foregoing) any of the following with respect to which the board of directors shall determine to make affirmative provisions:

            (a)   the distinctive name and serial designation;

            (b) the annual dividend rate or rates and the dividend payment dates;


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

            (c) whether dividends are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

            (d) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption and the redemption price or prices;

            (e) the amount or amounts of preferential or other payments to which any series is entitled over any other series or over the Common Stock on voluntary liquidation, dissolution or winding up of the Corporation;

            (f) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or other dividends on the Common Stock;

            (g) any conversion, exchange, purchase or other privileges to acquire shares of any other series or of the Common Stock;

            (h)   the number of shares of such series; and

            (i) the voting rights, if any, of such series, including the right of such Preferred Stock to class voting or the right to vote together with the Common Stock, with such number of votes per share, or fractions of a share, as shall be determined by the board of directors, on any matter to be presented to the stockholders.

            (2) Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

            (3) Before the Corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the Corporation pursuant to the foregoing authority vested in the board of directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its Chairman of the board of directors, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificates shall be filed and kept on file at the principal office of the Corporation in the State of Delaware and in such other places as the board of directors shall designate.


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

            (4) Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise may, by resolution or resolutions of the board of directors, be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the board of directors providing for the issue thereof, the number of authorized shares of Preferred Stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the board of directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the board of directors providing for the issuance thereof resume the status of authorized but unissued Preferred Stock, undesignated as to series.

      4.03 Dividends upon Shares shall be payable only when, as and if declared by the board of directors from funds lawfully available thereof, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon Corporation Shares may be paid in cash, property, or Shares of any class or series of or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the board of directors.

      4.04 The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the Corporation's issued and outstanding Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's board of directors.

      4.05 No holder of any Corporation Shares of any kind, class, or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any shares of the Corporation's Shares of any kind, class or series or any Corporation securities or obligations, whether now or hereafter authorized.

                                    ARTICLE V
                                    ---------

                                  Incorporator
                                  ------------

      The name and mailing address of the incorporator is:

      Name                              Mailing Address
      ----                              ---------------

      T. Kurt Miller                    c/o Balch & Bingham LLP
                                        LLP Post Office Box 306
                                        Birmingham, Alabama 35201-0306


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

                                   ARTICLE VI
                                   ----------

                                    Directors
                                    ---------

      6.01 The following persons shall serve as the directors of the Corporation until their successors are duly elected and qualified:

      Name                              Mailing Address
      ----                              ---------------

      Greg L. Lee                       3500 Blue Lake Drive
                                        Suite 330
                                        Birmingham, Alabama 35243

      David E. Long                     3500 Blue Lake Drive
                                        Suite 330
                                        Birmingham, Alabama 35243

      Denise Slupe                      3500 Blue Lake Drive
                                        Suite 330
                                        Birmingham, Alabama 35243

Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      6.02 (1) Number, election and terms. The business and affairs of the Corporation shall be managed and controlled by a board of directors consisting of not less than three (3) persons and not more than twelve (12) persons. The exact number of directors shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board of directors. Commencing with the annual meeting of stockholders in 1999, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the term of office of the third class to expire at the 2002 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

            (2) Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.


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

            (3) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote for the election of directors, voting as a class, notwithstanding that some lesser percentage may be specified by law, agreement or otherwise.

            (4) Amendment. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, and in addition to any affirmative vote that may otherwise be required by law, this Article VI, Section 6.02 shall not be altered, amended or repealed and no provision inconsistent herewith shall be adopted without the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors, voting as a class.

                                   ARTICLE VII
                                   -----------

                               Special Provisions
                               ------------------

            In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of the Corporation, its directors and stockholders are hereby established:

      7.01 The Corporation shall have the right to purchase, redeem, receive, take, or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own Shares to the full extent of undivided profits, earned, capital or other surplus or any other funds lawfully available therefore.

      7.02 A director shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate the liability of a director
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption under Delaware General Corporation Law, Section 174, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intention of the stockholders that the directors of the Corporation be protected from personal liability to the fullest extent permitted by the Delaware General Corporation Law, as it now or hereafter exists. If at any time in the future the Delaware General Corporation Law is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Corporation, the protection afforded by this Section 7.02 shall be expanded to afford the maximum protection permitted under such law. Any repeal or modification of this Section 7.02 by the stockholders of the Corporation shall be prospective only, and shall not diminish the rights, or expand the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.


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

      7.03 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      7.04 The Corporation's board of directors is authorized and empowered to amend, alter, change or repeal the Corporation's By-Laws and adopt new By-Laws.

      7.05 Actions shall be taken by the stockholders only at annual or special meetings of stockholders, and stockholders may not act by written consent. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors and shall be called by the Chairman at the request in writing of a majority of the whole board of directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders.

                                  ARTICLE VIII
                                  ------------

                                    Duration
                                    --------

      The Corporation shall have perpetual duration and existence.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by David Long, its President, and attested by Greg Lee, its Secretary, as of this 12th day of May, 1999.

      ATTEST:                                 NEXITY FINANCIAL CORPORATION


      By: ____________________________        By: ___________________________
          Greg Lee                                David Long
          Secretary                               President


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